Execution Version

LIMITED GUARANTY

Limited Guaranty, dated as of December 10, 2013 (this “Limited Guaranty”), by Dr. Wanchun Hou, People’s Republic of China Passport No: G34572959, and Mr. Qiang Li, People’s Republic of China Passport No: G38438782 (each, a “Guarantor” and together, the “Guarantors”), in favor of Trunkbow International Holdings Limited, a Nevada corporation (the “Guaranteed Party”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined below).

1.          LIMITED GUARANTY. (a) To induce the Guaranteed Party to enter into an Agreement and Plan of Merger, dated as of the date of this Limited Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Trunkbow Merger Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), Trunkbow International Merger Sub Limited, a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party surviving the merger as a wholly owned subsidiary of Parent, each of the Guarantors, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, severally but not jointly, as a primary obligor and not merely as surety, on the terms and subject to the conditions herein, the due and punctual performance and discharge of his percentage, as set forth opposite his name on Exhibit A hereto (each such Guarantor’s “Guaranteed Percentage”), of the payment obligations of Parent to the Guaranteed Party under Section 8.5(c) of the Merger Agreement as and when due (the “Guaranteed Obligations”), provided that in no event shall a Guarantor’s aggregate liability under this Limited Guaranty exceed such Guarantor’s Guaranteed Percentage of the Guaranteed Obligations (the “Maximum Amount”). This Limited Guaranty shall be enforced for the payment of money only. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Each Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guaranty. Each Guarantor acknowledges that the Guaranteed Party entered into the Merger Agreement and the Transactions in reliance on this Limited Guaranty.

(b)            If Parent fails to fully and timely discharge any of the Guaranteed Obligations when due, then (i) each Guarantor’s liabilities and obligations to the Guaranteed Party hereunder in respect of his Guaranteed Percentage of the Guaranteed Obligations shall, on demand, become immediately due and payable, (ii) each Guarantor hereby agrees to promptly fully perform and discharge, or to cause to be promptly fully performed or discharged, any such Guaranteed Percentage of the Guaranteed Obligations, and (iii) the Guaranteed Party may at any time and from time to time, at the Guaranteed Party's option, and so long as Parent or Merger Sub remains in breach of any Guaranteed Obligation, take any and all actions available hereunder or under applicable Law to collect such Guaranteed Obligation from any of the Guarantors subject to his Maximum Amount. In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against such Guarantor for his Guaranteed Percentage of the Guaranteed Obligations, regardless of whether any action is brought against Parent, Merger Sub or the other Guarantor.

(c)           Each Guarantor agrees, severally but not jointly, to pay his Guaranteed Percentage of all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder if (i) any of the Guarantors asserts in any litigation or other proceeding that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms or (ii) it has been finally determined by the court in accordance with Section 11 that any of the Guarantors is liable for, but has failed to perform, such Guarantor’s Guaranteed Percentage of the Guaranteed Obligations hereunder. The parties agree that such amounts, if paid, will not be included within a determination of the Maximum Amount.

(d)         The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantors to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Each Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at Law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity (collectively, the “Prohibited Defenses”).

2.          NATURE OF GUARANTY. The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantors’ obligations hereunder. Subject to the terms hereof, each Guarantor’s liability here is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment by any Guarantor to the Guaranteed Party in respect of his Guaranteed Percentage of the Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, such Guarantor shall remain liable hereunder with respect to such Guaranteed Percentage of the Guaranteed Obligations as if such payment had not been made. This Limited Guaranty is an unconditional guarantee of payment and not of collectibility.

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3.          CHANGES IN GUARANTEED OBLIGATIONS, CERTAIN WAIVERS. Subject to clause (i) of the last sentence of Section 5 below, each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantors, extend the time of performance of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or with any other Person interested in the Transactions, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Parent, Merger Sub or such other Person without in any way impairing or affecting the Guarantors’ obligations under this Limited Guaranty or affecting the validity or enforceability of this Limited Guaranty. Each Guarantor agrees that his obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or any other Person interested in the Transactions; (b) any change in the time, place or manner of payment of any of his Guaranteed Percentage of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with his Guaranteed Percentage of the Guaranteed Obligations; (c) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of such Guarantor with respect to his Guaranteed Percentage of the Guaranteed Obligations as a result of payment in full of his Guaranteed Percentage of the Guaranteed Obligations in accordance with their terms, a discharge or release of the Parent with respect to the Guaranteed Obligations under the Merger Agreement, or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent under the Merger Agreement) of such Guarantor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the Transactions; (d) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the Transactions; (e) the existence of any claim, set-off, judgment or other right which such Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party or any of their respective Affiliates, whether in connection with his Guaranteed Percentage of the Guaranteed Obligations or otherwise; (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to his Guaranteed Percentage of the Guaranteed Obligations; or (g) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to his Guaranteed Percentage of the Guaranteed Obligations or otherwise interested in the Transactions;. To the fullest extent permitted by Law, Each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of his Guaranteed Percentage of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of his Guaranteed Percentage of the Guaranteed Obligations and all other notices of any kind (except for notices to be provided to Parent or Merger Sub pursuant to the Merger Agreement or notices expressly provided pursuant to this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to his Guaranteed Percentage of the Guaranteed Obligations or otherwise interested in the Transactions, and all suretyship defenses generally (other than a breach by the Guaranteed Party of this Limited Guaranty). Each Guarantor acknowledges that he will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this Limited Guaranty are knowingly made in contemplation of such benefits. Each Guarantor hereby covenants and agrees that he shall not institute, directly or indirectly, and shall cause his Affiliates not to institute, directly or indirectly, any proceeding asserting or assert as a defense in any proceeding, (i) the Prohibited Defenses or, (ii) subject to clause (ii) of the last sentence of Section 5 (No Subrogation) hereof, that this Limited Guaranty is illegal, invalid or unenforceable in accordance with its terms. The Guaranteed Party hereby agrees to the extent Parent or Merger Sub is relieved of all or any portion of its Guaranteed Obligations under the Merger Agreement, each Guarantor shall be similarly relieved of his corresponding portion of the Guaranteed Obligations under this Limited Guaranty.

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4.          NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other contracts shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time subject to the terms and provisions hereof. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against Parent, Merger Sub, the other Guarantor or any other Person now or hereafter liable for any portion of the Guaranteed Obligations or interested in the Transactions prior to proceeding against either Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent, Merger Sub or the other Guarantor shall not relieve either Guarantor of any of his liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

5.          NO SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that he may now have or hereafter acquire against Parent or Merger Sub with respect to any of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under or in respect of this Limited Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or Merger Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or Merger Sub, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until his Guaranteed Percentage of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to either Guarantor in violation of the immediately preceding sentence at any time prior to the satisfaction in full of his Guaranteed Percentage of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied against all amounts payable by such Guarantor under this Limited Guaranty. Notwithstanding anything to the contrary contained in this Limited Guaranty or otherwise, the Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby: (i) to the extent Parent or Merger Sub is relieved of any of the Guaranteed Obligations under the Merger Agreement, each Guarantor shall be similarly relieved of his corresponding portion of the payment obligations under this Limited Guaranty; (ii) each Guarantor shall have all defenses to the payment of its obligations under this Limited Guaranty that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions hereof.

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6.          REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that:

(a)          he is a resident of the People’s Republic of China (“PRC”) and he has all requisite power and authority to execute, deliver and perform this Limited Guaranty;

(b)          except as is not, individually or in the aggregate, reasonably likely to impair or delay such Guarantor’s performance of his obligations in any material respect, all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Limited Guaranty by such Guarantor;

(c)          this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against such Guarantor in accordance with its terms, subject to Bankruptcy and Equity Exception; and

(d)          such Guarantor has the financial capacity to pay and perform his obligations under this Limited Guaranty, and all funds necessary for such Guarantor to fulfill his obligations under this Limited Guaranty shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 9 (Continuing Guaranty) hereof.

7.          NO ASSIGNMENT. The provisions of this Limited Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Limited Guaranty nor any rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided that no assignment by any party shall relieve the assigning party of any of his or its obligations hereunder. Any purported assignment in violation of this Limited Guaranty will be null and void.

8.          NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier.

(a)          If to the Guarantors:

Dr. Wanchun Hou

Unit 1217-1218, 12F of Tower B, Gemdale Plaza
No. 91 Jianguo Road Chaoyang District, Beijing
People’s Republic of China

Mr. Qiang Li

Unit 1217-1218, 12F of Tower B, Gemdale Plaza
No. 91 Jianguo Road Chaoyang District, Beijing
People’s Republic of China

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with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

Twin Towers - West (23Fl), Jianguomenwai Da Jie

Chaoyang District

Beijing 100022, China

Attention: Ling Huang and W. Clayton Johnson

Facsimile: +852 2160 1087

Email: lhuang@cgsh.com and cjohnson@cgsh.com

(b)          If to the Guaranteed Party:

Trunkbow International Holdings Limited
Unit 1217-1218, 12F of Tower B, Gemdale Plaza
No. 91 Jianguo Road Chaoyang District, Beijing
People’s Republic of China

with a copy to (which copy shall not constitute notice):

Shearman & Sterling LLP
12th Floor, East Tower,

Twin Towers, B-12

Jianguomeiwai Da Jie,
Beijing, PRC
Attention: Lee Edwards, Esq.
Facsimile: +8610 6563 6001

Email: Lee.Edwards@Shearman.com

9.          CONTINUING GUARANTY. This Limited Guaranty shall remain in full force and effect and shall be binding on each Guarantor, his successors and assigns until such Guarantor’s Guaranteed Percentage of the Guaranteed Obligations has been fully performed. Notwithstanding the foregoing, this Limited Guaranty shall terminate with respect to a Guarantor and such Guarantor shall have no further obligations under this Limited Guaranty as of the earliest of: (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms where the Parent Termination Fee is not payable and there is no unpaid expense obligation of Parent, and (iii) in the case of a termination of the Merger Agreement for which the Parent Termination Fee is payable, the date falling 90 days after such termination (unless, in the case of clause (iii) above, the Guaranteed Party has previously made a written claim under this Limited Guaranty prior to such date, in which case this Limited Guaranty shall terminate upon the final, non-appealable resolution of such action and satisfaction by such Guarantor of any of his obligations finally determined or agreed to be owed by such Guarantor, consistent with the terms hereof).

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10.         NO RECOURSE. Neither Guarantor shall have any obligations under or in connection with this Limited Guaranty except as expressly provided by this Limited Guaranty. No liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them, under any theory of liability (including without limitation by attempting to pierce a corporate or other veil or by attempting to compel any party to enforce any actual or purported right that they may have against any Person) against any former, current or future equity holders, controlling Person, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of a Guarantor, a Sponsor, Merger Sub or Parent, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members or Affiliates of any of the foregoing, excluding however the Guarantors, the Sponsors, Parent and Merger Sub and their respective successors and assigns (each a “Non-Recourse Party” and collectively the “Non-Recourse Parties”) in any way under or in connection with this Limited Guaranty, the Merger Agreement, any other agreement or instrument executed or delivered in connection with this Limited Guaranty or the Merger Agreement or the Transactions, except for claims (i) against the Guarantors and their respective successors and assigns under this Limited Guaranty pursuant to the terms hereof, (ii) against the Sponsors (as defined in the applicable Equity Commitment Letter) and their respective successors and assigns under the Equitable Commitment Letter pursuant to the terms thereof, and (iii) for the avoidance of doubt, against Parent and Merger Sub and their respective successors and assigns under the Merger Agreement pursuant to the terms thereof ((i), (ii) and (iii) together, the “Retained Claims”).

11.         GOVERNING LAW; SUBMISSION TO JURISDICTION. This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of Law principles thereof, except that matters relating to the fiduciary duties of the board of the Guaranteed Party and internal corporate affairs of the Guaranteed Party shall be governed by the Laws of the State of Nevada. The parties agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with this Limited Guaranty shall be brought in any U.S. federal court or state court of New York sitting in the Borough of Manhattan, the City of New York. Each of the parties submits to the jurisdiction of any such court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Limited Guaranty, and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum.

12.         COUNTERPARTS. This Limited Guaranty shall not be effective until it has been executed and delivered by all parties hereto. This Limited Guaranty may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all such counterparts shall together constitute one and the same agreement. This Limited Guaranty may be executed and delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, and in the event this Limited Guaranty is so executed and delivered, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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13.         SEVERABILITY. The provisions of this Limited Guaranty shall be deemed severable and if any provision of this Limited Guaranty or the application thereof to any Person or any circumstance is determined to be invalid, illegal, void or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable by each Guarantor severally hereunder equal to his Guaranteed Percentage of the Maximum Amount as provided in Section 1 hereof and to the provisions of Sections 9 (Continuing Guaranty) and 10 (No Recourse). Upon such determination that any provision or the application thereof is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Limited Guaranty so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent permitted by applicable Law.

14.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR ANY DOCUMENTS OR INSTRUMENTS REFERRED TO IN THIS LIMITED GUARANTY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF GUARANTORS AND THE GUARANTEED PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS LIMITED GUARANTY.

15.         NO THIRD PARTY BENEFICIARIES. Except for the rights of the Non-Recourse Parties provided hereunder, this Limited Guaranty shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guaranty is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein.

16.         MISCELLANEOUS.

(a)          This Limited Guaranty, together with the Merger Agreement (including any schedules, exhibits and annexes thereto) and other Buyer Group Contracts, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantors or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantors in writing.

(b)          The descriptive headings contained in this Limited Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Limited Guaranty.

(c)          All parties hereto acknowledge that such party and his (or its) counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

[The remainder of this page is left blank intentionally]

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IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

Trunkbow International Holdings Limited

By:	/s/ Kokhui Tan
Name: Kokhui Tan
Title: Director

[Signature Page to Limited Guaranty]

IN WITNESS WHEREOF, Each Guarantor has executed and delivered this Limited Guaranty as of the date first written above.

Dr. Wanchun Hou

/s/ Wanchun Hou

Mr. Qiang Li

/s/ Qiang Li

[Signature Page to Limited Guaranty]

Exhibit A

Guarantor	Guaranteed Percentage
Dr. Wanchun Hou	52.97%
Mr. Qiang Li	47.03%